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As filed with the Securities and Exchange Commission on October 23, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COSTCO WHOLESALE CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	33-0572969 (I.R.S. Employer Identification No.)

999 Lake Drive
Issaquah, Washington 98027
(425) 313-8100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard J. Olin
Vice President and General Counsel
Costco Wholesale Corporation
999 Lake Drive
Issaquah, Washington 98027
(425) 313-8100
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:

David R. Wilson
Heller Ehrman White & McAuliffe LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104-7098
(206) 447-0900

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Debt Securities	$100,000,000	100%	$100,000,000(2)	$25,000(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)
Exclusive of accrued interest, if any.
(3)
Pursuant to Rule 429(b) of the Securities Act, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 333-01127, a total of $500,000,000 of securities are being carried forward from Registration Statement No. 333-01127 for which a filing fee was previously paid.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$600,000,000

COSTCO WHOLESALE CORPORATION

DEBT SECURITIES

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration statement. This means:

  •
  we may issue the debt securities covered by this prospectus from time to time;

  •
  we will provide a prospectus supplement each time we issue the debt securities;

  •
  the prospectus supplement will provide specific information about the terms of that issuance and also may add, update or change information contained in this prospectus.

    You should read this prospectus carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is            , 2001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

    We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy these reports and other information at the public reference room of the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC's website, www.sec.gov.

    We have filed a registration statement on Form S-3 with the SEC covering the debt securities described in the prospectus. For further information with respect to us and those securities, you should refer to our registration statement and its exhibits. You may inspect and copy the registration statement, including exhibits, at the SEC's Public Reference Rooms or website. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of each document. We have included copies of these documents as exhibits to our registration statement.

    The Indenture pursuant to which the debt securities are being issued requires us to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Quarterly and annual reports will be made available upon request of holders of the debt securities. Such annual reports will contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

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  Our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 3, 2000; and

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  Our Quarterly Reports on Form 10-Q for the quarters ended November 26, 2000, February 18, 2001 and May 13, 2001.

    You may obtain a copy of these filings (other than exhibits) at no cost, by writing or telephoning us. Requests should be directed to Richard J. Olin, Vice President and General Counsel, Costco Wholesale Corporation, 999 Lake Drive, Issaquah, Washington 98027, telephone number (425) 313-8100.

    You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

COSTCO WHOLESALE CORPORATION

    We operate membership warehouses based on the concept that offering members very low prices on a limited selection of nationally branded and selected private label products in a wide range of merchandise categories will produce high sales volumes and rapid inventory turnover. This rapid inventory turnover, when combined with the operating efficiencies achieved by volume purchasing, efficient distribution and reduced handling of merchandise in no-frills, self-service warehouse facilities, enables us to operate profitably at significantly lower gross margins than traditional wholesalers, discount retailers and supermarkets.

    We buy nearly all of our merchandise directly from manufacturers for shipment either directly to our selling warehouses or to a consolidation"depot" where various shipments are combined so as to minimize freight and handling costs. As a result, we eliminate many of the costs associated with multiple step distribution channels, which include purchasing from distributors as opposed to manufacturers, use of central receiving, storing and distributing warehouses, and storage of merchandise in locations off the sales floor. By providing this more cost-effective means of distributing goods, we meet the needs of business customers who otherwise would pay a premium for small purchases and for the distribution services of traditional wholesalers, and who cannot otherwise obtain the full range of their product requirements from any single source. In addition, these business members will often combine personal shopping with their business purchases. The cost savings on brand name and selected private label merchandise are the primary motivation for individuals shopping for their personal needs. Our merchandise selection is designed to appeal to both the business and consumer requirements of our members by offering a wide range of nationally branded and selected private label products, often in case, carton or multiple-pack quantities, at attractively low prices.

    Because of our high sales volume and rapid inventory turnover, we generally have the opportunity to receive cash from the sale of a substantial portion of our inventory at mature warehouse operations before we are required to pay all our merchandise vendors, even though we take advantage of early payment terms to obtain payment discounts. As sales in a given warehouse increase and inventory turnover becomes more rapid, a greater percentage of the inventory is financed through payment terms provided by vendors rather than by working capital.

    As of October 1, 2001, we operated 345 warehouses in 34 states (264 locations), nine Canadian provinces (60 locations), the United Kingdom (11 locations, through a 80% owned subsidiary), Korea (5 locations), Taiwan, 3 locations) and Japan (2 locations). In addition, we operated 20 warehouses in Mexico through a joint venture in which we have a 50% interest.

    We are incorporated in the State of Washington. Our offices are located at 999 Lake Drive, Issaquah, Washington 98027, telephone (425) 313-8100.

USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities are intended to be used for general corporate purposes, which may include working capital, acquisitions, refinancings of indebtedness and payment of securities upon their maturity or redemption.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

    The consolidated ratio of earnings to fixed charges has been computed by dividing earnings (defined as income from continuing operations before provision for income taxes) plus fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of interest, debt amortization expense, the estimated interest component of property rentals and capitalized interest. The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

52 Weeks Ended August 31, 1997	52 Weeks Ended August 30, 1998	52 Weeks Ended August 29, 1999	53 Weeks Ended September 3, 2000	52 Weeks Ended September 2, 2001
6.92	12.00	13.30	15.38	14.23

(1)
We report our financial position and results of operations utilizing a 52 or 53 week fiscal year which ends on the Sunday nearest August 31. Fiscal 2000 was a 53-week year; all other fiscal years presented were 52 weeks.

DESCRIPTION OF DEBT SECURITIES

    We may offer under this prospectus debt securities which will represent senior unsecured general obligations and which in all cases will rank prior to all subordinated indebtedness and pari passu with all other indebtedness. The debt securities are to be issued under an indenture between us and U.S. Bank, as Trustee, substantially in the form filed as an exhibit to the Registration Statement.

    The following summary of the material provisions of the debt securities and the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. "Principal" when used herein includes, when appropriate, the premium, if any, on the debt securities. Provisions of the indenture referred to herein are incorporated by reference in their entirety.

    The following description of the debt securities sets forth certain general terms and provisions of the debt securities of any series to which any prospectus supplement may relate. The particular terms and provisions of the series of debt securities offered by any prospectus supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the prospectus supplement relating to such series of debt securities.

General

    The indenture does not limit the amount of debt securities that may be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount as authorized from time to time by, or pursuant to, a resolution of our Board of Directors. Each series of debt securities will constitute senior unsecured indebtedness of Costco Wholesale.

    Reference is made to the prospectus supplement for the following terms of the particular series of debt securities being offered thereby:

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  the title of the debt securities of the series;

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  any limit upon the aggregate principal amount of the debt securities of the series;

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  the date or dates on which the principal of the debt securities of the series is payable;

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  the rate or rates (or manner of calculation thereof) at which the debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record date for the interest payable on any interest payment date;

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  the place or places where the principal of and interest on the debt securities of the series will be payable;

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  any optional or mandatory redemption, prepayment or sinking fund provision;

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  if in other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

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  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of the acceleration of the maturity thereof;

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  whether any such debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global debt security may exchange such interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchange may occur;

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  whether and under what circumstances we will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

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  any index used to determine the amount of payments of principal of and interest on the debt securities of the series;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants set forth in the indenture;

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  any changes to permit the debt securities to be issued in bearer form and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

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  whether the debt securities are subject to defeasance;

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  the appointment of a paying agent; and

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  any additional provisions or other special terms not inconsistent with the provisions of the indenture including any terms that may be required by or advisable under federal laws or regulations or advisable in connection with the marketing of debt securities of such series.

Registration, Denominations and Transfer

    Debt securities of any series will be issued as registered debt securities, without coupons or in the form of one or more global securities, as specified in the terms of the series. Unless otherwise indicated in the prospectus supplement, debt securities will be issued in denominations of U.S. $1,000 and integral multiples thereof. Registration of transfer of registered debt securities may be requested upon surrender thereof at an agency we maintain for such purpose ("Registrar") and upon fulfillment of all other requirements of such Registrar.

    Unless otherwise indicated in an applicable prospectus supplement, payment of principal and interest on registered debt securities (other than a global security) will be made at the office or agency maintained by us for such purposes in New York, New York or St. Paul, Minnesota, provided that payment of any interest may, at our option, be made (i) by check mailed to the address of the payee entitled thereto or (ii) by wire transfer to an account maintained by such payee. We initially appoint the trustee as our agent for such purposes. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered debt securities will be made to the person in whose name such registered debt security is registered at the close of business on the record date for such interest payment.

Global Securities

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities, which will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in such circumstances as may be described in the applicable prospectus supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in an applicable prospectus supplement, debt securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of a global security and the deposit of such global security with or on behalf of the depositary for such global security, the depositary of such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such debt securities, or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to participants' interests) or its nominee for such global security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

    So long as the depositary for a global security in registered form, or its nominee, is the registered owner of such global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below or in the prospectus supplement, owners of beneficial interests in such global securities will not be entitled to have debt securities of the series represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture. Principal of and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

    If a depositary for debt securities notifies us that it is unwilling or unable to continue as depositary for such global security or if at any time such depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in definitive registered form in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more global securities and, in such event, will issue debt securities in definitive registered form in exchange for all global securities representing such debt securities. Further, if an event of default, or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default, under the indenture occurs and is continuing with respect to the debt securities of a series, or if we so specify with respect to the debt securities of a series, the depositary may exchange a global security representing debt securities of such series for debt securities of such series in definitive registered form. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name.

Absence of Restrictive Covenants

    We are not restricted by the indenture from paying dividends or from incurring additional indebtedness or, from creating liens on our assets. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture does not contain provisions that afford holders of the debt securities protection in the event of a highly leveraged transaction involving Costco Wholesale.

Mergers and Consolidations

    The indenture provides that we will not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any person to be consolidated with or merge into us unless, among other things: (i) the successor person or an other corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that expressly assumes our obligations on the debt securities and under the indenture, and (ii) immediately after giving effect to such transaction no default or event of default shall exist or shall occur.

Modification and Waiver

    We may modify and amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, among other things, without the consent of the holder of each outstanding debt security affected thereby:

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  change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

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  reduce the principal amount of, or interest on, any outstanding debt security;

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  change the place or currency of payment of principal or interest on any outstanding debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

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  alter or impair the right of any holder to convert the debt securities of any series that provides for conversion; or

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  change the redemption provisions of the Indenture or a series of debt securities in a manner adverse to the holders.

    We may obtain a waiver of compliance with certain restrictive covenants with respect to the debt securities of a series if the holders of a majority in principal amount of the outstanding debt securities of each series affected thereby. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series of debt securities, except a default in the payment of the principal of, or any interest on, any debt security of that series or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Events of Default

    The indenture provides that the following constitute events of default:

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  default for 30 days in the payment of any interest when due;

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  default in the payment of principal when due;

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  default in the performance of any other covenant in the indenture for 60 days after written notice;

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  a failure to pay when due, or a default resulting in the acceleration of maturity, of any other indebtedness for borrowed money of us or any of our subsidiaries provided the principal amount of any such indebtedness together with the principal amount of any other such indebtedness that is presently in payment default or the maturity of which has been so accelerated, aggregates $10 million or more, without such acceleration having been rescinded, stayed or annulled, or such indebtedness having been discharged or, in the case of indebtedness contested in good faith by us, a bond, letter of credit, escrow deposit or other cash equivalent in an amount sufficient to discharge such indebtedness having been set aside, within 60 days after written notice of default is given to us; and

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  certain events of bankruptcy, insolvency or reorganization.

    We are required to furnish the trustee annually with a statement as to the fulfillment by us of our obligations under the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal or interest on the debt securities) if it considers it in the interest of the holders to do so.

    If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then and in every such case the trustee or the holders of not less than 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount to be due and payable immediately, by notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal will become immediately due and payable. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration and its consequences.

    Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

    No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series and unless also the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the trustee to institute such proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, and the trustee has failed to institute such proceeding within 60 days. However, the holder of any debt security will have an absolute right to receive payment of the principal of and any interest on such debt security on or after the due dates expressed in such debt security and to institute a proceeding for the enforcement of any such payment.

Satisfaction, Discharge, and Defeasance Prior to Maturity or Redemption

    Under the indenture, we may, at our option, elect to have our obligations discharged with respect to the outstanding debt securities of any defeasible series ("Defeasance"). Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented, and the indenture will cease to be of further effect as to all outstanding debt securities of such series except as to:

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  rights of holders to receive payments in respect of the principal of and interest on the debt securities of such series when such payments are due from the trust assets described below;

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  our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment of the debt securities;

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  the rights, powers, trusts, duties, and immunities of the trustee, and our obligations in connection therewith; and

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  the Defeasance provisions of the indenture.

    We may cause Defeasance to occur at any time. In addition, we may, at our option and at any time, elect to have our obligations released with respect to the covenants that are described in the Indenture with respect to the outstanding debt securities of any defeasible series ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute an event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an event of default with respect to the debt securities of such series.

    To exercise either Defeasance or Covenant Defeasance with respect to any defeasible series,

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  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, at or before maturity or redemption of the debt securities of such series, money and/or government obligations in such amounts and maturing at such times such that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on such series of debt securities at the stated maturity of such principal or installment of principal or interest, as the case may be, and the holders of debt securities must have a valid, perfected, exclusive security interest in such trust;

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  no event of default or event that, with notice or lapse of time, would become an event of default at the date of the deposit will have occurred and be continuing to exist, or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

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  the Defeasance or Covenant Defeasance must not cause any debt securities of such series then listed on any nationally recognized securities exchange to be delisted;

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  the Defeasance or Covenant Defeasance must not result in a breach of, or constitute a default under, any instrument by which we or any of our subsidiaries are bound;

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  the Defeasance or Covenant Defeasance must not cause the trustee for the securities of such series to have conflicting interest for purposes of the Trust Indenture Act with respect to any of our securities;

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  the Defeasance or Covenant Defeasance must not cause the trust to be an investment company as defined under the Investment Company Act of 1940;

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  we must have delivered to the trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others; and

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  we must have delivered to the trustee an Officers' Certificate to the effect that all conditions precedent, if any, provided for in the Indenture relating to Defeasance or Covenant Defeasance have been complied with.

    In addition, we will be required to deliver to the trustee an opinion of counsel (i) in connection with a proposed Defeasance, stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such Defeasance had not occurred and (ii) in connection with a proposed Covenant Defeasance, to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

PLAN OF DISTRIBUTION

    We may sell the debt securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters, or (v) through a combination of any such methods of sale.

    The distribution of the debt securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

    Offers to purchase debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to the offering of the debt securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell the debt securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the debt securities to the public at varying prices to be determined by such dealer at the time of resale.

    If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the debt securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

    Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

EXPERTS

    Our consolidated financial statements and schedules for each of the last three fiscal years, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. The consolidated financial statements referred to above have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited financial information of the Company for the fiscal quarters ended November 26, 2000, February 18, 2001 and May 13, 2001, incorporated herein by reference, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate report thereon and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, Arthur Andersen LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of this Prospectus prepared or certified by Arthur Andersen LLP within the meaning of Sections 7 or 11 of the Securities Act.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

TABLE OF CONTENTS

PROSPECTUS

Where You Can Find Additional Information	2
Incorporation of Documents by Reference	2
Costco Wholesale Corporation	3
Use of Proceeds	4
Consolidated Ratio of Earnings to Fixed Charges	4
Description of Debt Securities	5
Plan of Distribution	11
Experts	12

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

SEC Registration Fee	$25,000
Legal Fees	$25,000
Accounting Fees and Expenses	$20,000
Printing Fees and Expenses	$30,000
Fees and Expenses of Trustee	$20,000
Blue Sky Fees and Expenses	$5,000
Rating Agency Fees	$365,000
Miscellaneous	$10,000

Total	$500,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 23B.08.560 of the Washington Business Corporation Act (the "Corporation Act") provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitation on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    Section 23B.08.320 of the Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (i) acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) conduct violating Section 23B.08.310 of the Corporation Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    Pursuant to Registrant's Amended and Restated Articles of Incorporation and Bylaws, the Registrant must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of the Registrant, including without limitation, liability under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If the Corporation Act is amended to authorize further indemnification of directors, then Registrant's directors shall be indemnified to the fullest extent permitted by the Corporation Act, as so amended. Also, the Registrant may, by action of its Board of Directors, provide indemnification and pay expenses to officers, employees and agents of the Registrant or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or

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persons controlling the Registrant pursuant to the provisions described above, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Registrant has entered into indemnification agreements with its directors. The indemnification agreements provide the Registrant's directors and certain of its officers with indemnification to the maximum extent permitted by the Corporation Act.

    The underwriting agreement (Exhibit 1.1 hereto) may provide for indemnification by the underwriters of the Registrant and its officers and directors and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the underwriters for inclusion in this registration statement.

ITEM 16.  EXHIBITS

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
4.1		Form of Senior Note.
4.2		Form of Senior Debt Securities Indenture between Costco Wholesale Corporation and U.S. Bank, N.A., as Trustee.
4.3		Standard Multiple Series Indenture Provisions.
5.1		Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered.
12.1		Statement re computation of ratios.
15.1		Letter of Arthur Andersen LLP regarding unaudited interim financial information.
23.1		Consent of Arthur Andersen LLP.
23.2		Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1).
24.1		Power of Attorney (included on the signature page of this Registration Statement).
25.1		Statement of Eligibility and Qualification of Trustee.

*
To be filed by incorporation by reference to the Company's Current Report on Form 8-K to be filed subsequent to the effectiveness of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

      (a)

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set

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      forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c)

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on this 22nd day of October, 2001.

COSTCO WHOLESALE CORPORATION
By:	/s/ RICHARD A. GALANTI
Its:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes Richard A. Galanti or Richard J. Olin, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 22, 2001.

/s/ JEFFREY H. BROTMAN	Chairman of the Board of Directors
/s/ JAMES D. SINEGAL	President, Chief Executive Officer and Director
/s/ RICHARD A. GALANTI	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ RICHARD D. DICERCHIO	Senior Executive Vice President, Chief Operating Officer and Director
/s/ DR. BENJAMIN S. CARSON, SR., M.D.	Director
/s/ HAMILTON E. JAMES	Director
/s/ RICHARD M. LIBENSON	Director

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/s/ JOHN W. MEISENBACH	Director
/s/ CHARLES T. MUNGER	Director
/s/ FREDRICK O. PAULSELL, JR.	Director
/s/ JILL S. RUCKELSHAUS	Director
/s/ DAVID S. PETTERSON	Senior Vice President and Corporate Controller (Principal Accounting Officer)

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INDEX TO EXHIBITS

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
4.1		Form of Senior Note.
4.2		Form of Senior Debt Securities Indenture between Costco Wholesale Corporation and U.S. Bank, N.A., as Trustee.
4.3		Standard Multiple Series Indenture Provisions.
5.1		Opinion of Heller Ehrman White & McAuliffe LLP as to the legality of the securities being registered.
12.1		Statement re computation of ratios.
15.1		Letter of Arthur Andersen LLP regarding unaudited interim financial information.
23.1		Consent of Arthur Andersen LLP.
23.2		Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1).
24.1		Power of Attorney (included on the signature page of this Registration Statement).
25.1		Statement of Eligibility and Qualification of Trustee.

*
To be filed by incorporation by reference to the Company's Current Report on Form 8-K to be filed subsequent to the effectiveness of this Registration Statement.

QuickLinks

WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
COSTCO WHOLESALE CORPORATION
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
EXPERTS
TABLE OF CONTENTS PROSPECTUS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS